ETHANEX ENERGY, INC.
14500 Parallel Road, Suite A
Basehor, KS 66007
March 23, 2008

Via Facsimile

Midwest Renewable Energy, LLC
3610 Dodge Street, Suite 212
Omaha, NE 68131
Fax:                 (402) 345-1233

Attention:	James Jandrian, CPA
Penny S. Thelen

Dear Jim and Penny:

Reference is made to that certain Asset Purchase Agreement, dated February 10, 2008, by and among Midwest Renewable Energy, LLC, a Nebraska limited liability company, Ethanex Energy, Inc., a Nevada corporation (“Ethanex”), Ethanex Sutherland Land, LLC, a Delaware limited liability company, Ethanex Sutherland, LLC, a Delaware limited liability company, Ethanex Phase I, LLC, a Delaware limited liability company, Ethanex Phase II, LLC, a Delaware limited liability company, and Ethanex Phase III, LLC, a Delaware limited liability company, as the same was amended by that certain First Amendment, dated March 11, 2008 (the “Asset Purchase Agreement”). Pursuant to Section 12(a)(viii) of the Asset Purchase Agreement, Ethanex hereby terminates the Asset Purchase Agreement, effective immediately, because it has been unable to obtain interim financing of at least $1.5 million and has not entered into a legally binding agreement pursuant to which it would have available to it interim financing of at least $1.5 million.

Sincerely,

Ethanex Energy, Inc.

By:	/s/ Albert W. Knapp, III
Albert W. Knapp, III
President and Chief Executive Officer

cc:
Roger Wells
McGrath North Mullin & Kratz, PC LLO
First National Tower, 1601 Dodge Street, Suite 3700
Omaha, NE 68102
Fax:                 (402) 341-0216

Mark Director
Kirkland & Ellis LLP
655 15th Street, NW, Suite 1200
Washington, DC 20005
Fax:                 (202) 879-5200